EXHIBIT 10.38









                              SECURITY AGREEMENT



          SECURITY AGREEMENT, dated March 28, 1995, made by Triton Energy Corporation, a Texas corporation (the "Grantor") in favor of Banque Paribas Houston Agency, as agent for the financial institutions party to the Credit Agreement referred to below (in such capacity, the "Agent").


                            W I T N E S S E T H :

          WHEREAS, the Grantor has entered into a Credit Agreement, dated as of March 28, 1995, with the financial institutions party thereto (the "Lenders") and the Agent (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined); and

          WHEREAS, it is a condition precedent to the making of the Revolving Credit Loans and the issuance of the Letters of Credit that the Grantor shall have entered into this Agreement;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Revolving Credit Loans and the Agent to issue the Letters of Credit that the Grantor hereby agrees with the Agent on behalf and for the ratable benefit of the Secured Parties as follows:

          1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

               "Collateral" has the meaning assigned to such term in Section 2 of this Agreement

               "Instrument" means any "instrument", as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Grantor.

               "Letter Agreement" has the meaning assigned to such term in
Section 6(a)(i) of this Agreement.

               "Proceeds" means "proceeds", as such term is defined in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Secured Parties" means, collectively, the Agent and the Lenders.

               "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "U.S. Trust Custodial Account" means, collectively, the custody accounts maintained by the Borrower with United States Trust Company of New York pursuant to the Custody Agreement dated June 7, 1994 between the Grantor and United States Trust Company of New York, as such agreement may be amended, supplemented or modified from time to time, currently account nos. 77285700, 89963000, 89963100 and 89963700.

          2.     Grant of Security Interest.

          (a) As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all the Obligations and to induce the Lenders to make the Revolving Credit Loans and the Agent to issue the Letters of Credit pursuant to the Credit Agreement, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, on behalf and for the ratable benefit of the Secured Parties, and hereby grants to the Agent, on behalf and for the ratable benefit of the Secured Parties, a security interest in, all of the Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

               (i) the U.S. Trust Custodial Account, including, without limitation, all monies, instruments and other property deposited or accumulated therein or that become withdrawable from or payable out of the U.S. Trust Custodial Account, including any balances that may remain to the credit of the U.S. Trust Custodial Account upon the closing thereof, and all certificates and instruments, if any, representing or evidencing the U.S. Trust Custodial Account;

               (ii) to the extent not otherwise included, all Proceeds of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, the foregoing.

          (b) In addition, as collateral security for the prompt and complete payment when due of the Obligations, each Secured Party is hereby granted a lien and security interest in all property of the Grantor held by the Agent, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to such Agent for any purpose, including safekeeping, collection or pledge, for the account of the Grantor, or as to which the Grantor may have any right or power.

          3. Rights of the Secured Parties; Limitations on Secured Parties' Obligations.

          (a) It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it with respect to the U.S. Trust Custodial Account and the Grantor shall perform all such duties and obligations, all in accordance with and pursuant to the terms and provisions applicable thereto. Neither the Agent nor any Lender shall have any obligation or liability with respect to the U.S. Trust Custodial Account by reason of or arising out of this Agreement or the granting of a security interest in the U.S. Trust Custodial Account to the Agent on behalf and for the ratable benefit of the Secured Parties or the receipt by the Agent or any Lender of any payment relating to the U.S. Trust Custodial Account pursuant hereto, nor shall the Agent or any Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor with respect to the U.S. Trust Custodial Account, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party with respect thereto, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Upon reasonable prior notice to the Grantor (unless a Default or Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall have the right to make test verifications of the U.S. Trust Custodial Account in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Agent may require in connection therewith.

          (c) At any time following the occurrence of (i) a Deficiency where the Borrowing Base is less than 80% of the Borrowing Base reflected in the most recent Borrowing Base determination made by the Agent or (ii) a Default, the Agent may deliver to United States Trust Company of New York (the "Depositary") the Agent Instructions Notice (as such term is defined in the Letter Agreement); provided, however, unless and until there shall occur an Event of Default the Agent will forbear from instructing the Depositary to liquidate any securities or other instruments held in the U.S. Trust Custodial Account, or to pay to the Agent any funds withdrawable or payable out of such account.

          4. Representations and Warranties. The Grantor hereby represents and warrants to the Secured Parties as follows:

          (a) The Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement.

          (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Agent pursuant to this Agreement.

          (c) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Agreement is effective to create a valid and continuing first priority Lien on and prior to all other Liens. All action necessary or desirable to protect and perfect such security interest in the Collateral has been duly taken.

          (d) The Grantor's principal place of business and the place where its records concerning the Collateral are kept are set forth on Schedule II hereto.

          (e) The Grantor has no trade names, fictitious names or other names except its legal name, and does not operate in any jurisdiction under, and, except as set forth on Schedule III hereto, has not had or operated in any jurisdiction within the five-year period preceding the date hereof under, any trade name, fictitious name or other name other than its legal name.

          5. Covenants. The Grantor covenants and agrees with the Secured Parties that from and after the date of this Agreement and until the Obligations are fully satisfied:

          (a) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby and transferring Collateral to the Agent's possession (if a security interest in such Collateral can be perfected by possession). The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any Instrument, the Grantor agrees to pledge such Instrument to the Agent and shall duly endorse such Instrument in a manner satisfactory to the Agent and deliver the same to the Agent.

          (b) The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.
The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. For the Agent's and the Lenders' further security, the Grantor agrees that the Agent and the Lenders shall have a special property interest in all of the Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, the Grantor shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Agent, the Grantor shall permit any representative of the Agent to inspect such books and records and will provide photocopies thereof to the Agent.

          (c) The Grantor will, if so requested by the Agent, furnish to the Agent, as often as the Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (d) The Grantor will advise the Agent promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which could have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder.

          (e) The Grantor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading. The Grantor will not change its principal place of business or remove its records, each as set forth on
Schedule II hereto, unless it gives the Agent at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Agent in the Collateral to continue to be perfected.

          6.     The Agent's Appointment as Attorney-in-Fact.

          (a) The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

               (i) to exercise exclusive dominion and control over the U.S. Trust Custodial Account and to exercise all of the Agent's rights as set forth in that certain Letter Agreement dated as of March 28, 1995, entered into by and among the Grantor, the Agent and U.S. Trust Company and a form of which is attached hereto as Annex I (the "Letter Agreement"), including, without limitation, the Agent's right to provide written instructions to U.S. Trust Company with respect to the disposition of any and all monies, instruments and other property deposited or accumulated in the U.S. Trust Custodial Account, or that become withdrawable from a payable out of the U.S. Trust Custodial Account, including any balances that may remain to the credit of the U.S. Trust Custodial Account upon the closing thereof;

               (ii) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

               (iii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

               (iv) (A) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, drafts against debtors, assignments, verifications and notices in connection with the U.S. Trust Custodial Account and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

          (b) The Agent agrees that, except upon the occurrence and during the continuance of any Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Agent pursuant to this Section
6. The Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Obligations are indefeasibly paid in full.

          (c) The powers conferred on the Agent hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) The Grantor also authorizes the Agent, at any time and from time to time upon the occurrence and during the continuance of a Default or Event of Default, (i) to communicate in its own name with any party with regard to the assignment of the right, title and interest of the Grantor in and under the Collateral hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof and/or the exercise of any of its rights under the Letter Agreement, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          7. Performance by the Agent of the Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Revolving Credit Loans, shall be payable by the Grantor to the Agent on demand and shall constitute Obligations secured hereby.

          8.     Remedies, Rights Upon an Event of Default.

          (a) If any Event of Default shall occur and be continuing, the Agent shall be entitled without the consent or concurrence of, or prior notice to, the Grantor, to direct United States Trust Company of New York to liquidate any or all securities or other instruments held in the U.S. Trust Custodial Account and to direct United States Trust Company of New York to pay to the Agent for the benefit of the Lenders, the credit balance as shall exist in the U.S. Trust Custodial Account after such liquidation and after the payment to United States Trust Company of New York of all the Indebtedness of the Grantor to United States Trust Company of New York in connection with transactions in the U.S. Trust Custodial Account.

          (b) In addition to the foregoing, if any Default or Event of Default shall occur and be continuing, the Agent shall, at the request of the Majority Lenders, or may with the consent of the Majority Lenders, exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC.
Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, recover, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(f) hereof, the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Agent need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled, the Grantor also being liable for the fees and expenses of any attorneys employed by the Agent and the Lenders to collect such deficiency.

          (c) The Grantor also agrees to pay all costs of the Secured Parties, including, without limitation, attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

          (d) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (e) Notwithstanding any provisions of this Agreement to the contrary, if, after giving effect to any sale, transfer, assignment or other disposition of any or all of the Collateral pursuant hereto and after the application of the proceeds hereunder to Obligations, any Obligations remain unpaid or unsatisfied, Grantor shall remain liable for the unpaid and unsatisfied amount of such Obligations.

          (f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent in the following order of priorities:

     First, to the payment of the costs and expenses of such sale, including, without limitation, all expenses of the Agent and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Agent and the Lenders in connection therewith or pursuant to Section 7 hereof;

     Next, to the Agent for the ratable account of the Lenders, for the payment in full of the Obligations; and

     Finally, after payment in full of all the Obligations, to the payment of the Grantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          9. Limitation on the Secured Parties' Duty in Respect of Collateral. No Secured Party shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the Grantor, the Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

          10. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Grantor, addressed to it at the address of the Grantor specified in the Credit Agreement, and if to any Secured Party, addressed to it at the address of such Secured Party specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 10. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

          11. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders (except where under Section 10.1 of the Credit Agreement, the approval of each Lender is required) and signed by the Agent, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

          12.     No Waiver; Remedies.     (a)       No failure on the part of
any Secured Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any of the other Loan Documents.

          (b) Failure by any of the Secured Parties at any time or times hereafter to require strict performance by the Grantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Grantor or any such other Person and delivered to any of the Secured Parties shall not waive, affect or diminish any right of any of the Secured Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Secured Parties, or any agent, officer or employee of any Secured Party.

          13. Successors and Assigns. This Agreement and all obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, the Lenders, and their respective successors and assigns.

          14. Governing Law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

          15. Waiver of Jury Trial. The Grantor waives any right it may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Credit Agreement or under any of the other Loan Documents or any other document relating to any of the foregoing.

          16. Further Indemnification. The Grantor agrees to pay, and to save the Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          17. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          18. Conflict with Credit Agreement. This Agreement is executed pursuant to the Credit Agreement, and in the event of any conflict between any term hereof and any term thereof, the latter shall control.

               Incorporation of Letter Agreement. The Letter Agreement is incorporated herein and made a part hereof for all purposes.

          IN WITNESS WHEREOF, The Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.


                              TRITON ENERGY CORPORATION


                              By:   /s/
                                  Name:
                                  Title:


Accepted and acknowledged by:

BANQUE PARIBAS HOUSTON AGENCY, as Agent


By:  /s/
    Name:
    Title:


By:  /s/
    Name:
    Title:



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